Registration No. 33-66432
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                               Juniper Group, Inc.
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             (Exact name of registrant as specified in its charter)

                                Nevada 11-2866771
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      (State or other jurisdiction of I.R.S. Employer Identification No.)
                         incorporation or organization)

           111 Great Neck Road, Suite 604, Great Neck, New York 11021
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               (Address of principal executive offices) (Zip code)

                   Agreements for Consulting Services for 2001
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                            (Full title of the plans)

                              Vlado P. Hreljanovic
                         111 Great Neck Road, Suite 604
                           Great Neck, New York 11021
                                 (516) 829-4670
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     The  registrant  hereby  deregisters  650,000  shares of its common  stock,
$.001par value per share, (collectively, the "Shares"), which were registered by the registrant on its Registration Statement on Form S-8 (Registration No. 33-66432) (the "Registration Statement") for issuance in connection with Agreements for Consulting Services for 2001 (the "Plan"). The registrant has terminated the Agreements for Consulting Services for 2001. Of the Shares registered by the registrant for issuance through the Plan, all of the Shares remain unissued as of the date of the filing of this Amendment No. 1 to the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                    Title                              Date
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/s/Vlado P. Hreljanovic
_______________________    President, Chief Executive        September 7, 2001
Vlado P. Hreljanovic       Officer, Director, Acting
                           Chief Financial Officer


/s/ Harold A. Horowitz
______________________     Director                          September 7, 2001
Harold A. Horowitz


/s/ Barry S. Huston
___________________        Director                          September 7, 2001
Barry S. Huston